Exhibit 99.1

Great Elm Capital Corp. Announces

Fourth Quarter and full year 2022 Financial Results

Company to Host Conference Call and Webcast at 8:30 AM ET Today

WALTHAM, Mass., March 2, 2023 – Great Elm Capital Corp. (“we,” “our,” the “Company” or “GECC,”) (NASDAQ: GECC), a business development company, today announced its financial results for the fourth quarter and full year ended December 31, 2022.

Fourth Quarter and Other Recent Highlights:

▪
Net investment income (“NII”) for the quarter ended December 31, 2022 was $2.3 million, or $0.30 per share, more than doubling NII of $1.1 million, or $0.14 per share for the quarter ended September 30, 2022.
▪
NII was positively impacted by continued capital deployment, rotation into higher yielding floating rate investments and lower expenses.
▪
Net assets were $84.8 million, or $11.16 per share, on December 31, 2022, as compared to $95.5 million, or $12.56 per share, on September 30, 2022, and $74.6 million, or $16.63 per share, on December 31, 2021.
▪
Net assets for the quarter were negatively impacted by unrealized losses on certain investments.
▪
Partnered with an affiliate of Berkadia Commercial Mortgage, LLC (“Berkadia”) to form Great Elm Healthcare Finance, LLC (“GEHF”), a specialty, asset-based lending platform formed to provide capital to healthcare-related businesses across the U.S.
▪
In December 2022, GEHF closed on the purchase of three healthcare asset-based loans.
▪
GECC’s asset coverage ratio was approximately 154.4% as of December 31, 2022, as compared to 165.5% as of September 30, 2022, and 151.1% as of December 31, 2021.
▪
The Board of Directors has approved a quarterly dividend of $0.35 per share for the first quarter of 2023, equating to a 12.5% annualized yield on December 31, 2022 NAV per share.

Management Commentary

“During the fourth quarter, we generated the highest amount of cash income from interest, dividends and fees in the Company’s history,” said Matt Kaplan, GECC’s Chief Executive Officer. “Our capital deployment program and focus on senior secured, floating rate investments has increased NII materially from the prior quarter. In addition, we made significant progress in expanding our specialty finance platform with the formation and funding of Great Elm Healthcare Finance alongside an affiliate of Berkadia, our strategic minority partner. With a growing and diversified portfolio of cash-generating investments, we believe we are well positioned to cover our quarterly dividend during the course of the year.”

Financial Highlights – Per Share Data

	Q4/2021[1]	Q1/2022[1]	Q2/2022	Q3/2022	Q4/2022
Earnings Per Share (“EPS”)	($4.95)	($1.12)	($0.87)	$0.18	($0.96)
Net Investment Income (“NII”) Per Share	$1.58	$1.31	$0.23	$0.14	$0.30
Pre-Incentive Net Investment Income Per Share	$0.42	$0.24	$0.23	$0.14	$0.37
Net Realized and Unrealized Gains / (Losses) Per Share	($6.53)	($2.43)	($1.10)	$0.04	($1.26)
Net Asset Value Per Share at Period End	$16.63	$15.06	$12.84	$12.56	$11.16
Distributions Paid / Declared Per Share	$0.60	$0.60	$0.45	$0.45	$0.45

Portfolio and Investment Activity

As of December 31, 2022, GECC held total investments of $225.0 million at fair value, as follows:

•
44 debt investments in corporate credit, totaling approximately $151.2 million and representing 67.2% of the fair market value of the Company’s total investments. Secured debt investments comprised a substantial majority of the fair market value of the Company’s debt investments.
•
10 debt investments in specialty finance, totaling approximately $33.8 million and representing 15.0% of the fair market value of the Company’s total investments.
•
4 income generating equity investments in specialty finance companies, totaling approximately $24.5 million, representing 10.9% of the fair market value of the Company’s total investments.
•
6 other income generating equity investments, totaling approximately $12.9 million, representing 5.7% of the fair market value of the Company’s total investments.
•
Other equity investments, totaling approximately $2.6 million, representing 1.2% of the fair market value of the Company’s total investments.

As of December 31, 2022, the weighted average current yield on the Company’s debt portfolio was 12.4%. Floating rate instruments comprised approximately 50.0% of the fair market value of debt investments (compared to 48.3% as of September 30, 2022) and the Company’s fixed rate debt investments had a weighted average maturity of 2.7 years.

During the quarter ended December 31, 2022, we deployed approximately $37.6 million into 22 investments(2) at a weighted average current yield of 11.8%.

During the quarter ended December 31, 2022, we monetized, in part or in full, 23 investments for approximately $20.4 million(3), at a weighted average current yield of 9.6%. Monetizations include $12.1 million of mandatory debt paydowns and redemptions at a weighted average current yield of 8.7%. Sales aggregated $8.3 million at a weighted average current yield of 9.4%.

Financial Review

Total investment income for the quarter ended December 31, 2022 was $7.3 million, or $0.96 per share. Net expenses for the quarter ended December 31, 2022 were approximately $5.1 million, or $0.66 per share.

Net realized and unrealized losses for the quarter ended December 31, 2022 were approximately $9.5 million, or ($1.26) per share.

Liquidity and Capital Resources

As of December 31, 2022, cash and money market securities totaled approximately $6.9 million, exclusive of holdings of United States Treasury Bills.

Total debt outstanding (par value) as of December 31, 2022 was $155.9 million, comprised of 6.50% senior notes due June 2024 (NASDAQ: GECCN), 6.75% senior notes due January 2025 (NASDAQ: GECCM), 5.875% senior notes due June 2026 (NASDAQ: GECCO) and $10.0 million outstanding as of December 31, 2022 on the $25.0 million revolving credit facility due May 2024.

Distributions

The Company’s Board of Directors has approved a quarterly cash distribution of $0.35 per share for the quarter ending March 31, 2023. The first quarter distribution will be payable on March 31, 2023 to stockholders of record as of March 15, 2023.

The distribution equates to a 14.8% annualized dividend yield on the Company’s closing market price on March 1, 2023 of $9.44 and a 12.5% annualized dividend yield on the Company’s December 31, 2022 NAV of $11.16 per share.

Conference Call and Webcast

GECC will discuss these results in a conference call today at 8:30 a.m. ET.

Conference Call Details

Date/Time: Thursday, March 2, 2023 – 8:30 a.m. ET

Participant Dial-In Numbers:

(United States): 877-407-0789

(International): 201-689-8562

To access the call, please dial-in approximately five minutes before the start time and, when asked, provide the operator with passcode “GECC”. An accompanying slide presentation will be available in pdf format via the “Investor Relations” section of Great Elm Capital Corp.’s website here after the issuance of the earnings release.

Webcast

The call and presentation will also be simultaneously webcast over the internet via the Investor Relations section of GECC’s website or by clicking on the conference call link here.

About Great Elm Capital Corp.

Great Elm Capital Corp. is an externally managed, business development company that seeks to generate current income and capital appreciation by investing in debt and income generating equity securities, including investments in specialty finance businesses.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this communication that are not historical facts are “forward-looking” statements within the meaning of the federal securities laws. These statements are often, but not always, made through the use of words or phrases such as “expect,” “anticipate,” “should,” “will,” “estimate,” “designed,” “seek,” “continue,” “upside,” “potential” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are: conditions in the credit markets, rising interest rates, inflationary pressure, the price of GECC common stock and the performance of GECC’s portfolio and investment manager. Information concerning these and other factors can be found in GECC’s Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission. GECC assumes no obligation to, and expressly disclaims any duty to, update any forward-looking statements contained in this communication or to conform prior statements to actual results or revised expectations except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

This press release does not constitute an offer of any securities for sale.

Endnotes:

(1) The per share figures are based on a weighted average outstanding share count for the respective period following the 6-for-1 reverse stock split effective on February 28, 2022.

(2) This includes new deals, additional fundings (inclusive of those on revolving credit facilities), refinancings and capitalized PIK income. Amounts included herein do not include investments in short-term securities, including United States Treasury Bills.

(3) This includes scheduled principal payments, prepayments, sales and repayments (inclusive of those on revolving credit facilities). Amounts included herein do not include investments in short-term securities, including United States Treasury Bills.

Media & Investor Contact:

Investor Relations

investorrelations@greatelmcap.com

GREAT ELM CAPITAL CORP.

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

Dollar amounts in thousands (except per share amounts)

		December 31, 2022	December 31, 2021
Assets
Investments
Non-affiliated, non-controlled investments, at fair value (amortized cost of $183,061 and $175,800, respectively)		$171,743	$164,203
Non-affiliated, non-controlled short-term investments, at fair value (amortized cost of $76,140 and $199,995, respectively)		76,127	199,995
Affiliated investments, at fair value (amortized cost of $13,433 and $129,936, respectively)		1,304	10,861
Controlled investments, at fair value (amortized cost of $54,684 and $32,649, respectively)		51,910	37,085
Total investments		301,084	412,144

Cash and cash equivalents		587	9,132
Restricted cash		-	13
Receivable for investments sold		396	766
Interest receivable		3,090	1,811
Dividends receivable		1,440	1,540
Due from portfolio company		1	136
Due from affiliates		-	17
Deferred financing costs		226	376
Prepaid expenses and other assets		3,288	379
Total assets		$310,112	$426,314

Liabilities
Notes payable (including unamortized discount of $2,781 and $3,935, respectively)		$143,152	$141,998
Revolving credit facility		10,000	-
Payable for investments purchased		70,022	203,575
Interest payable		42	29
Accrued incentive fees payable		565	4,854
Due to affiliates		1,042	1,012
Accrued expenses and other liabilities		480	290
Total liabilities		$225,303	$351,758

Commitments and contingencies		$-	$-

Net Assets
Common stock, par value $0.01 per share (100,000,000 shares authorized, 7,601,958 shares issued and outstanding and 4,484,278 shares issued and outstanding, respectively)	(1)	$76	$45
Additional paid-in capital		284,359	245,531
Accumulated losses		(199,626)	(171,020)
Total net assets		$84,809	$74,556
Total liabilities and net assets		$310,112	$426,314
Net asset value per share	(1)	$11.16	$16.63
(1)
Authorized, issued and outstanding shares of common stock and net asset value per share have been adjusted for the periods shown to reflect the six-for-one reverse stock split effected on February 28, 2022 on a retroactive basis.

GREAT ELM CAPITAL CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

Dollar amounts in thousands (except per share amounts)

		For the Year Ended December 31,
		2022	2021	2020
Investment Income:
Interest income from:
Non-affiliated, non-controlled investments		$15,325	$13,100	$12,740
Non-affiliated, non-controlled investments (PIK)		1,220	387	22
Affiliated investments		97	910	981
Affiliated investments (PIK)		58	4,874	5,218
Controlled investments		1,984	646	249
Total interest income		18,684	19,917	19,210
Dividend income from:
Non-affiliated, non-controlled investments		1,815	1,713	867
Controlled investments		2,539	2,634	2,240
Total dividend income		4,354	4,347	3,107
Other income from:
Non-affiliated, non-controlled investments		1,391	683	125
Non-affiliated, non-controlled investments (PIK)		-	-	368
Affiliated investments (PIK)		-	282	75
Controlled investments		-	25	12
Total other income		1,391	990	580
Total investment income		$24,429	$25,254	$22,897

Expenses:
Management fees		$3,205	$3,182	$2,511
Incentive fees		565	(4,323)	1,020
Administration fees		938	673	729
Custody fees		53	54	51
Directors’ fees		215	233	198
Professional services		1,967	1,937	1,441
Interest expense		10,690	10,428	9,126
Other expenses		937	737	655
Total expenses		$18,570	$12,921	$15,731
Incentive fee waiver		(4,854)	-	-
Net expenses		$13,716	$12,921	$15,731
Net investment income before taxes		$10,713	$12,333	$7,166
Excise tax		$252	$48	$17
Net investment income		$10,461	$12,285	$7,149

Net realized and unrealized gains (losses):
Net realized gain (loss) on investment transactions from:
Non-affiliated, non-controlled investments		$(15,262)	$(5,770)	$(9,604)
Affiliated investments		(110,784)	(4,162)	-
Controlled investments		-	293	(1,382)
Realized gain on repurchase of debt		-	-	1,237
Total net realized gain (loss)		(126,046)	(9,639)	(9,749)
Net change in unrealized appreciation (depreciation) on investment transactions from:
Non-affiliated, non-controlled investments		267	19,019	(14,520)
Affiliated investments		106,945	(33,763)	(18,455)
Controlled investments		(7,210)	1,823	3,619
Total net change in unrealized appreciation (depreciation)		100,002	(12,921)	(29,356)
Net realized and unrealized gains (losses)		$(26,044)	$(22,560)	$(39,105)
Net increase (decrease) in net assets resulting from operations		$(15,583)	$(10,275)	$(31,956)

Net investment income per share (basic and diluted):	(1)	$1.67	$3.02	$3.22
Earnings per share (basic and diluted):	(1)	$(2.49)	$(2.52)	$(14.41)
Weighted average shares outstanding (basic and diluted):	(1)	6,251,391	4,073,454	2,218,244

(1)
Weighted average shares outstanding and per share amounts have been adjusted for the periods shown to reflect the six-for-one reverse stock split effected on February 28, 2022 on a retroactive basis.